UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

CECONY - Gas

Consolidated Edison Company of New York, Inc. (CECONY), the staff of the New York State Public Service Commission (NYSPSC) and other parties entered into a Joint Proposal, dated as of May 18, 2010, with respect to the company’s rates for gas delivery service.

The Joint Proposal, which is subject to NYSPSC approval, covers the three-year period October 2010 through September 2013 and provides for gas base rate increases of $47.1 million, $47.9 million and $46.7 million, effective October 2010, 2011 and 2012, respectively. The Joint Proposal reflects the following major items:

•	A weighted average cost of capital of 7.46 percent, reflecting:

•

return on common equity of 9.6 percent, assuming achievement by the company of unspecified austerity measures that would result in reductions in costs of $6 million, $4 million and $2 million in the rate years ending September 2011, 2012 and 2013, respectively;

•	cost of long-term debt of 5.57 percent;

•	common equity ratio of 48 percent; and

•	average rate base of $3,027 million, $3,245 million and $3,434 million for the rate years ending September 2011, 2012 and 2013, respectively.

•

Deferral as a regulatory liability of the revenue requirement impact (i.e., return on investment, depreciation and income taxes) of the amount, if any, by which actual average net plant balances allocable to the company’s gas business are less than the amounts reflected in rates: $2,934 million, $3,148 million and $3,346 million for the rate years ending September 2011, 2012 and 2013, respectively.

•

Sharing with gas customers of any actual earnings, excluding the effects of any penalties and certain other items, above specified percentage returns on equity (based on actual average common equity ratio, subject to a 50 percent maximum), on a cumulative basis over the term of the Joint Proposal, calculated as follows:

•

for the rate year ending September 2011, the company will allocate to customers the revenue requirement equivalent of 60 percent of earnings above 10.35 percent up to and including 11.59 percent, 75 percent of earnings equal to or in excess of 11.6 percent up to and including 12.59 percent and 90 percent of earnings equal to or in excess of 12.6 percent;

•

for the rate years ending September 2012 and 2013, the company will allocate to customers the revenue requirement equivalent of 60 percent of the earnings in excess of 10.1 percent up to and including 11.59 percent, 75 percent of such earnings equal to or in excess of 11.6 percent up to and including 12.59 percent and 90 percent of such earnings equal to or in excess of 12.6 percent;

•	the customers’ share of any such earnings and 50 percent of the company’s share would be applied to reduce regulatory assets for pensions and other post-retirement benefits and other costs; and

•

in the event the company does not file for a rate increase to take effect in October 2013, the earnings sharing levels for the rate year ending September 2013 will continue in effect, calculated on an annual basis, until base rates are reset by the NYSPSC.

•

Deferral as a regulatory asset or liability, as the case may be, of differences between the actual level of certain expenses, including, among others, expenses for pension and other postretirement benefits, environmental remediation, property taxes and long-term debt, and amounts for those expenses reflected in rates (with deferral for the difference in property taxes limited to 80 percent of the difference, subject to annual maximum for the remaining 20 percent of the difference of not more than a 10 basis point impact on return on common equity).

•

Continuation of provisions pursuant to which the company will retain net revenues from non-firm customer transactions. In each year of the rate plan, the company will retain up to $58 million of any such revenues and 25 percent of any such revenues above $58 million. If such revenues are below $58 million in a rate year, the company will accrue a regulatory asset equal to (A) the amount by which such revenues are less than $33 million plus (B) 80 percent of the difference between $58 million and the level of such revenues at or above $33 million.

•

Continuation of the provisions pursuant to which the effects of weather on gas delivery revenues during each billing cycle are reflected in customer bills for that billing cycle, and a revenue decoupling mechanism under which the company’s actual gas delivery revenues, inclusive of any such weather adjustment, would be compared, on a periodic basis, with the delivery revenues reflected in rates, with the difference accrued as a regulatory liability (for refund to gas customers) or a regulatory asset (for recovery from gas customers), as the case may be.

•	Continuation of the rate provisions pursuant to which the company recovers its costs of purchased gas from gas customers.

•	Continuation of provisions for potential penalties (up to $12.6 million annually) if certain gas customer service and system performance targets are not met.

•

Continued collection from gas customers of $32 million on an annual basis subject to potential refund (see “Other Regulatory Matters” in Note B and “Investigation of Contractor Payments” in Note H to the company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010).

CECONY - Steam

CECONY, the NYSPSC staff and other parties entered into a Joint Proposal, dated as of May 18, 2010, with respect to the company’s rates for steam service. The Joint Proposal, which is subject to NYSPSC approval, covers the three-year period October 2010 through September 2013 and provides for rate increases of $49.5 million, effective October 2010 and 2011, and $17.8 million, effective October 2012, with an additional $31.7 million to be collected through a surcharge in the rate year ending September 2013. The Joint Proposal reflects the following major items:

•

The same weighted average cost of capital, return on common equity (assuming, for the steam business, achievement of unspecified reductions in costs of $4.5 million, $3 million and $1.5 million in the rate years ending September 2011, 2012 and 2013, respectively), cost of long-term debt and common equity ratio as discussed above with respect to CECONY’s gas business and average steam rate base of $1,589 million, $1,603 million and $1,613 million for the rate years ending September 2011, 2012 and 2013, respectively.

•

Deferral as a regulatory liability of the revenue requirement impact of the amount, if any, by which actual average net plant balances allocable to the company’s steam business are less than the amounts reflected in rates for the respective category for each rate year. The amounts reflected in rates are:

	Rate Year Ending September 30,
(millions of dollars)	2011	2012	2013
Steam production	$415	$426	$433
Steam distribution	521	534	543

•	Earnings sharing, expense deferral and potential refund ($6 million annually for steam) provisions as discussed above with respect to CECONY’s gas business.

•	Continuation of the rate provisions pursuant to which the company recovers its cost of fuel and purchased steam from its steam customers.

•	Continuation of provisions for potential penalties (up to approximately $1 million annually) if certain steam customer service and system performance targets are not met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/S/ ROBERT MUCCILO
Robert Muccilo
Vice President and Controller

Date: May 18, 2010